Exhibit 99.1

Date: February 2, 2011	Media Contact:
Michael Kinney
732-938-1031
mkinney@njresources.com
Investor Contact:
Dennis Puma
732-938-1229
dpuma@njresources.com

NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2011

FIRST-QUARTER EARNINGS; ISSUES FISCAL 2011 GUIDANCE

WALL, NJ – New Jersey Resources (NYSE: NJR) today reported 7.6 percent growth in net financial earnings per share for the first quarter of fiscal 2011 and announced guidance for 2011.

A reconciliation of net income to net financial earnings for the first quarter of fiscal years 2011 and 2010 is provided below:

	Three Months Ended
	December 31,
(Thousands)	2010	2009
Net income	$24,509	$51,902
Add:
Unrealized loss (gain) on derivative instruments and related transactions, net of taxes	34,404	(4,105)
Effects of economic hedging related to natural gas, net of taxes	(29,783)	(20,384)

Net financial earnings	$29,130	$27,413

Weighted Average Shares Outstanding
Basic	41,280	41,615
Diluted	41,510	42,001

Basic earnings per share	$0.59	$1.25

Basic net financial earnings per share	$0.71	$0.66

Net financial earnings is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States as it excludes all unrealized, and certain realized, gains and losses associated with derivative instruments. For further discussion of this financial measure, as well as reconciliation to the most comparable GAAP measure, please see the explanation below under “Additional Non-GAAP Financial Information.”

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2011 FIRST-QUARTER EARNINGS; ISSUES FISCAL 2011 GUIDANCE

•	NJR Net Financial Earnings Increase; Fiscal 2011 Guidance Announced

First-quarter net financial earnings at NJR were $29.1 million, or $.71 per share, compared with $27.4 million, or $.66 per share, during the same period last year. This increase is due primarily to improved results at New Jersey Natural Gas and NJR Energy Services.

“We are off to a strong start in fiscal 2011,” said Laurence M. Downes, chairman and CEO of NJR. “Led by continued growth in gross margin in our core regulated business, New Jersey Natural Gas, and our new clean energy investments, we will strive to achieve our 20th consecutive year of improved financial results, which we believe is the longest streak among natural gas and electric utilities in the U.S.”

Subject to the risks and uncertainties identified below under “Forward-Looking Statements,” NJR announced fiscal 2011 net financial earnings guidance in a range of $2.50 to $2.65 per basic share. As in the past, NJR expects New Jersey Natural Gas to be the major contributor to fiscal 2011 net financial earnings, accounting for 60 to 70 percent of the total. The contributions from NJR Clean Energy Ventures’ solar projects are expected to contribute between 10 to 20 percent. In addition, NJR Energy Services and Midstream Assets are expected to each contribute between 5 to 10 percent, and NJR Home Services between 2 to 5 percent of total fiscal 2011 net financial earnings.

•	Steady Growth Continues at New Jersey Natural Gas

Net income at New Jersey Natural Gas (NJNG), the company’s regulated utility subsidiary, increased 3.6 percent during the first quarter of fiscal 2011 to $24.4 million, compared with $23.5 million during the same period last year. The increase was due primarily to higher gross margin from customer growth, accelerated infrastructure projects and incentive programs.

NJNG added 1,640 new customers, compared with 1,438 in the first quarter of fiscal 2010. New conversions totaled 833, up from 736 in the same period last year. Additionally, 92 existing non-heat customers converted to natural gas heat, compared with 58 in the first quarter of fiscal 2010. The continued customer growth is attributable to the price advantage natural gas continues to hold over other home heating fuels and the energy-efficiency incentives offered by both the state and NJNG’s own SAVEGREEN ProjectTM. These new customers and conversions are expected to contribute over $880,000 annually to utility gross margin. NJNG expects to add, in total, approximately 12,000 to 14,000 new customers during fiscal 2011 and 2012. (For more information on utility gross margin, please see Non-GAAP Financial Information below.)

During the first three months of the fiscal year, NJNG’s gross margin-sharing incentive programs, which include off-system sales, capacity management, storage optimization and financial risk management programs, totaled 27.3 billion cubic foot (Bcf) and $2.7 million of gross margin, compared with 22.1 Bcf and $2.4 million of gross margin for the same period last year. The increase in gross margin was due primarily to the storage incentive and financial risk management programs. NJNG shares the gross margin earned from these incentive programs with customers and shareowners according to a gross margin-sharing formula authorized by the New Jersey Board of Public Utilities (BPU).

•	Accelerated Infrastructure Program Continues to Enhance Safety and Reliability and Create Jobs

Under NJNG’s initial Accelerated Infrastructure Program (AIP), 14 previously planned capital projects were expedited to ensure the continued integrity of the company’s distribution system. All projects are in the construction phase, including the largest AIP projects: the Toms River loop in Ocean County and the Thatcher Line and Hanover Line replacements in Morris County. All AIP projects are scheduled for completion by summer 2011 at an approved cost of $70.8 million. AIP has created over 700 direct and indirect jobs attributed to these projects. AIP expenditures are recovered through base rates at a return equal to its weighted average cost of capital of 7.76 percent.

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2011 FIRST-QUARTER EARNINGS; ISSUES FISCAL 2011 GUIDANCE

In the first quarter of fiscal 2011, NJNG filed with the BPU to continue AIP for an additional year to further enhance the safety and reliability of its distribution system. If approved, the proposed nine replacement and reinforcement projects under AIP II would add over $60.2 million to the rate base and would earn a return consistent with the company’s last authorized return, including a 10.3 percent return on equity. It is expected that AIP II will also lend significant support to the state’s economy through job growth and other economic activity.

•	SAVEGREEN ProjectTM Success Spurs New Incentive – On-Bill Repayment Program

The success of NJNG’s energy-saving program, The SAVEGREEN Project, continued with 1,304 home energy audits completed and rebates and incentives totaling $1.2 million paid to customers during the first quarter of 2011. Over 1,500 additional audits are scheduled through March 2011. NJNG has added an additional SAVEGREEN option, On-Bill Repayment, which will allow qualified NJNG residential customers who take advantage of New Jersey’s Clean Energy Program comprehensive energy solutions through Home Performance with Energy Star to pay for up to $10,000 of their home energy-efficiency improvements on their NJNG bill, interest free over 10 years. In the first quarter of 2011, NJNG invested nearly $4.6 million in the SAVEGREEN program. SAVEGREEN expenditures are recovered over four years at NJNG’s weighted average cost of capital.

•	5.9 Percent Dividend Increase Takes Effect

In November 2010, the board of directors of New Jersey Resources announced a 5.9 percent increase in the quarterly dividend rate to $.36 per share from $.34 per share, establishing a new annual rate of $1.44 per share. The new quarterly rate was effective with the dividend paid on January 3, 2011 to shareowners of record on December 15, 2010. NJR has paid quarterly dividends continuously since its inception in 1952.

•	The Sunlight AdvantageTM Offers Simple Solar Savings to New Jersey Homeowners; Commercial Solar Business Continues to Grow

Building on the success of its pilot residential solar leasing program, NJR has expanded the opportunity for New Jersey homeowners to benefit from this clean, efficient, renewable energy through The Sunlight Advantage. NJR Clean Energy Ventures (NJRCEV) expects to invest up to $9.4 million in the program, which NJR projects will grow to include over 300 additional homes in fiscal 2011.

“The Sunlight AdvantageTM helps New Jersey homeowners reap the benefits of solar energy through a simple leasing program with no upfront or maintenance costs,” said Downes. “We’re making renewable energy more affordable and accessible and helping customers save on their monthly electric bills through this innovative program.”

Through The Sunlight Advantage, NJRCEV will lease, on average, 6 kW, roof-mounted, crystalline solar systems to eligible homeowners for approximately $59 per month over a 20-year period. The monthly rate is fixed over the life of the lease, and includes all installation and maintenance costs. The average homeowner can save approximately $100 a month on their electric utility costs, based on current prices, or more than $20,000 over the life of the lease. Total annual net savings for the average homeowner is expected to approximate $500.

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2011 FIRST-QUARTER EARNINGS; ISSUES FISCAL 2011 GUIDANCE

These investments will qualify NJR for federal investment tax credits. In addition, the energy produced will be eligible for Solar Renewable Energy Certificates (SRECs), which can be sold to Load Serving Entities in New Jersey to meet their renewable energy requirements. Lease payments from residential customers will provide additional return on investment.

In fiscal 2011, in addition to the $9.4 million related to the residential solar program, NJR expects to invest between $40 to $60 million in several commercial rooftop and ground mounted solar projects. In February 2011, two rooftop solar projects, totaling approximately two megawatts of installed capacity and $8.5 million of invested capital, will begin operations. Two additional projects, totaling approximately two megawatts, are currently under development.

•	NJR Energy Services Reports First Quarter Results

Net financial earnings at NJR Energy Services (NJRES), the wholesale energy subsidiary of NJR, were $3.2 million during the first quarter of fiscal 2011, compared with $2.5 million in the same period last year. The increase was due primarily to lower operation and maintenance expenses that more than offset lower financial margin. NJRES is expected to contribute between 5 to 10 percent of net financial earnings in fiscal 2011.

•	Midstream Assets Earnings

Midstream Assets, the company’s natural gas storage and transportation pipelines sector, reported net income in the first quarter of fiscal 2011 of $1.7 million. Steckman Ridge, a 12 Bcf working natural gas storage facility in southwestern Pennsylvania with Spectra Energy, generated $1.1 million in the first quarter of fiscal 2011. In addition to Steckman Ridge, NJR holds a 5.53 percent equity investment in Iroquois Pipeline, which contributed $662,000 to earnings.

•	NJR Home Services Offers Premier Plan Contracts; Reports Growth

Net financial earnings at NJR Home Services (NJRHS), the appliance service subsidiary of NJR, improved by $130,000 during the first quarter of fiscal 2011, due primarily to an increase in installations and the addition of 2,000 new service contract customers. Looking to expand its service contract business, NJRHS began offering residential customers Premier Heating and Premier Heating and Cooling Plans in the first quarter of 2011. These new, more comprehensive plans are designed to combine preventive maintenance and repair service to offer customers more complete home comfort coverage. NJRHS expects to see steady growth in its service contract business with the addition of these Premier Plans, as well as growth in its residential and commercial installation and repair businesses.

Webcast Information

NJR will host a live webcast to discuss its financial results today at 9 a.m. ET. A few minutes prior to the webcast, go to www.njliving.com and select “New Jersey Resources” from the top navigation bar. Choose “Investor Relations,” then click just below the microphone under the heading “Latest Webcast” on the Investor Relations home page.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors that could cause actual results to differ materially from the company’s expectations include, but are not

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2011 FIRST-QUARTER EARNINGS; ISSUES FISCAL 2011 GUIDANCE

limited to, weather; economic conditions; NJR dependence on operating subsidiaries; demographic changes in NJNG’s service territory; rate of customer growth; volatility of natural gas commodity prices and its impact on customer usage, NJR Energy Services operations and the company’s risk management efforts; changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to the company; the impact of volatility in the credit markets that would result in the increased cost and/or limit the availability of credit at NJR to fund and support physical gas inventory purchases and other working capital needs at NJRES, and all other non-regulated subsidiaries, as well as negatively affect cost and access to the commercial paper market and other short-term financing markets by NJNG to allow it to fund its commodity purchases, capital expenditures and meet its short-term obligations as they come; the company’s ability to comply with debt covenants; continued failures in the market for auction rate securities; the impact to the asset values and resulting higher costs and funding obligations of NJR’s pension and post-employment benefit plans as a result of downturns in the financial market, and the impacts associated with the Patient Protection and Affordable Care Act; the ability to maintain effective internal controls; accounting effects and other risks associated with hedging activities and use of derivatives contracts; commercial and wholesale credit risk, including the availability of creditworthy customers and counterparties and liquidity in the wholesale energy trading market; the company’s ability to obtain governmental approvals and/or financing for the construction, development and operation of its non-regulated energy investments; risks associated with our investments in solar energy projects, including the availability of regulatory and tax incentives, the development of the market for SRECs, the construction and regulatory risks and the availability of viable projects; risks associated with the management of the company’s joint ventures and partnerships; the level and rate at which costs and expenses are incurred and the extent to which they are allowed to be recovered from customers through the regulatory process in connection with constructing, operating and maintain NJNG’s natural gas transmission and distribution system; dependence on third-party storage and transportation facilities for natural gas supply; operational risks incidental to handling, storing, transporting and providing customers with natural gas; access to adequate supplies of natural gas; the regulatory and pricing policies of federal and state regulatory agencies; the cost of compliance with present and future environmental law, including potential climate change-related legislation; the ultimate outcome of pending regulatory proceedings, the disallowance of recovery of environmental-related expenditures and other regulatory changes; and environmental-related and other litigation and other uncertainties. NJR does not, by including this paragraph, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events. More detailed information about these factors is set forth under the heading “Risk Factors” in NJR’s filings with the Securities and Exchange Commission (SEC) including its most recent Form 10-K.

Non-GAAP Financial Information

This press release includes the non-GAAP measures net financial earnings (losses), financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. As an indicator of the company’s operating performance, these measures should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP.

Net financial earnings (losses) and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at NJRES. Volatility associated with the change in value of these financial and physical commodity contracts is reported in the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently as opposed to when the planned transaction ultimately is settled.

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2011 FIRST-QUARTER EARNINGS; ISSUES FISCAL 2011 GUIDANCE

NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales and other taxes and regulatory rider expenses, which are key components of the company’s operations that move in relation to each other. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of the company’s performance. Management believes these non-GAAP measures are more reflective of the company’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Form 10-K, Item 7.

About New Jersey Resources

New Jersey Resources, a Fortune 1000 company, provides reliable and renewable energy and natural gas services including transportation, distribution and asset management in states from the Gulf Coast to the New England regions, including the Mid-Continent region, the West Coast and Canada, while investing in and maintaining an extensive infrastructure to support future growth. With over $2.5 billion in annual revenues, NJR safely and reliably operates and maintains 6,700 miles of natural gas transportation and distribution infrastructure to serve nearly half a million customers; develops and manages a diverse portfolio of 1.6 Bcf/day of transportation capacity and over 62 Bcf of storage capacity; and provides appliance installation, repair and contract service to nearly 150,000 homes and businesses. Additionally, NJR holds investments in midstream assets through equity partnerships including Steckman Ridge and Iroquois. Through Conserve to Preserve®, NJR is helping customers save energy and money by promoting conservation and encouraging efficiency. For more information about NJR, visit www.njliving.com.

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2011 FIRST-QUARTER EARNINGS; ISSUES FISCAL 2011 GUIDANCE

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES

NEW JERSEY RESOURCES

A reconciliation of Net income at NJR to net financial earnings, is as follows:

	Three Months Ended
	December 31,
(Thousands)	2010	2009
Net income	$24,509	$51,902
Add:
Unrealized loss (gain) on derivative instruments and related transactions, net of taxes	34,404	(4,105)
Effects of economic hedging related to natural gas, net of taxes	(29,783)	(20,384)

Net financial earnings	$29,130	$27,413

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	41,280	41,615
DILUTED	41,510	42,001

Basic net financial earnings per share	$0.71	$0.66

NJR ENERGY SERVICES

The following table is a computation of financial margin at Energy Services:

	Three Months Ended
	December 31,
(Thousands)	2010	2009
Operating revenues	$430,774	$347,477
Less: Gas purchases	429,315	297,457
Add:
Unrealized loss (gain) on derivative instruments and related transations	54,407	(7,742)
Effects of economic hedging related to natural gas inventory	(47,101)	(33,113)

Financial margin	$8,765	$9,165

A reconciliation of Operating income at Energy Services, the closest GAAP financial measurement, to the financial margin is as follows:

	Three Months Ended
	December 31,
(Thousands)	2010	2009
Operating (loss) income	($2,022)	$45,190
Add:
Operation and maintenance expense	3,171	4,233
Depreciation and amortization	16	50
Other taxes	294	547

Subtotal – Gross margin	1,459	50,020
Add:
Unrealized loss (gain) on derivative instruments and related transactions	54,407	(7,742)
Effects of economic hedging related to natural gas inventory	(47,101)	(33,113)

Financial margin	$8,765	$9,165

NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2011 FIRST-QUARTER EARNINGS; ISSUES FISCAL 2011 GUIDANCE

NJR ENERGY SERVICES (continued)

A reconciliation of Energy Services Net income to net financial earnings, is as follows:

	Three Months Ended
	December 31,
(Thousands)	2010	2009
Net (loss) income	($1,452)	$27,644
Add:
Unrealized loss (gain) on derivative instruments and related transactions, net of taxes	34,402	(4,766)
Effects of economic hedging related to natural gas, net of taxes	(29,783)	(20,384)

Net financial earnings	$3,167	$2,494

RETAIL AND OTHER

A reconciliation of Retail and Other Net income to net financial earnings, is as follows:

	Three Months Ended
	December 31,
(Thousands)	2010	2009
Net income (loss)	($160)	($962)
Add:
Unrealized loss on derivative instruments, net of taxes	—	503

Net financial (loss)	($160)	($459)

NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2011 FIRST-QUARTER EARNINGS; ISSUES FISCAL 2011 GUIDANCE

NEW JERSEY RESOURCES

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	December 31,
(Thousands, except per share data)	2010	2009
OPERATING REVENUES
Utility	$290,676	$258,475
Nonutility	422,476	351,071

Total operating revenues	713,152	609,546

OPERATING EXPENSES
Gas purchases
Utility	160,449	154,950
Nonutility	429,247	294,443
Operation and maintenance	37,416	36,291
Regulatory rider expenses	16,698	13,673
Depreciation and amortization	8,454	7,869
Energy and other taxes	20,625	16,935

Total operating expenses	672,889	524,161

OPERATING INCOME	40,263	85,385
Other income	445	1,119
Interest expense, net	5,263	5,417

INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	35,445	81,087
Income tax provision	13,853	32,136
Equity in earnings of affiliates	2,917	2,951

NET INCOME	$24,509	$51,902

EARNINGS PER COMMON SHARE
BASIC	$0.59	$1.25
DILUTED	$0.59	$1.24

DIVIDENDS PER COMMON SHARE	$0.36	$0.34

AVERAGE SHARES OUTSTANDING
BASIC	41,280	41,615
DILUTED	41,510	42,001

NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2011 FIRST-QUARTER EARNINGS; ISSUES FISCAL 2011 GUIDANCE

NEW JERSEY RESOURCES

	Three Months Ended
	December 31,
(Thousands, except per share data)	2010	2009
OPERATING REVENUES
Natural Gas Distribution	$290,676	$258,475
Energy Services	430,774	347,477
Midstream Assets	—	—
Clean Energy Ventures	—	—
Retail and Other	8,126	6,044

Sub-total	729,576	611,996

Eliminations	(16,424)	(2,450)

Total	$713,152	$609,546

OPERATING INCOME (LOSS)
Natural Gas Distribution	$42,669	$41,271
Energy Services	(2,022)	45,190
Midstream Assets	(143)	(196)
Clean Energy Ventures	(581)	—
Retail and Other	(587)	(1,857)

Sub-total	39,336	84,408

Eliminations	927	977

Total	$40,263	$85,385

EQUITY IN EARNINGS OF AFFILIATES
Midstream Assets	$3,620	$3,960

Eliminations	(703)	(1,009)

Total	$2,917	$2,951

NET INCOME (LOSS)
Natural Gas Distribution	$24,356	$23,502
Energy Services	(1,452)	27,644
Midstream Assets	1,713	1,876
Clean Energy Ventures	54	—
Retail and Other	(160)	(962)

Sub-total	24,511	52,060

Eliminations	(2)	(158)

Total	$24,509	$51,902

NET FINANCIAL EARNINGS (LOSS)
Natural Gas Distribution	$24,356	$23,502
Energy Services	3,167	2,494
Midstream Assets	1,713	1,876
Clean Energy Ventures	54	—
Retail and Other	(160)	(459)

Total	$29,130	$27,413

THROUGHPUT (Bcf)
NJNG, Core Customers	21.8	19.1
NJNG, Off System/Capacity Management	27.3	22.1
NJRES Fuel Mgmt. and Wholesale Sales	109.6	79.4

Total	158.7	120.6

COMMON STOCK DATA
Yield at December 31	3.3%	3.6%
Market Price
High	$44.10	$38.55
Low	$38.94	$34.49
Close at December 31	$43.11	$37.40
Shares Out. at December 31	41,361	41,633
Market Cap. at December 31	$1,783,073	$1,557,074

NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2011 FIRST-QUARTER EARNINGS; ISSUES FISCAL 2011 GUIDANCE

NATURAL GAS DISTRIBUTION

	Three Months Ended
(Unaudited)	December 31,
(Thousands, except customer & weather data)	2010	2009
UTILITY GROSS MARGIN
Operating revenues	$290,676	$258,475
Less:
Gas purchases	177,651	155,274
Energy and other taxes	18,482	14,532
Regulatory rider expense	16,698	13,712

Total Utility Gross Margin	$77,845	$74,957

UTILITY GROSS MARGIN AND OPERATING INCOME
Residential	$50,846	$49,950
Commercial, Industrial & Other	12,990	12,991
Firm Transportation	11,195	9,494

Total Firm Margin	75,031	72,435
Interruptible	90	84

Total System Margin	75,121	72,519

Off System/Capacity Management/FRM/Storage Incentive	2,724	2,438

Total Utility Gross Margin	77,845	74,957

Operation and maintenance expense	25,874	24,878
Depreciation and amortization	8,223	7,660
Other taxes not reflected in gross margin	1,079	1,148

Operating Income	$42,669	$41,271

THROUGHPUT (Bcf)
Residential	13.7	12.4
Commercial, Industrial & Other	2.7	2.6
Firm Transportation	4.0	3.3

Total Firm Throughput	20.4	18.3
Interruptible	1.4	0.8

Total System Throughput	21.8	19.1

Off System/Capacity Management	27.3	22.1

Total Throughput	49.1	41.2

CUSTOMERS
Residential	434,967	437,841
Commercial, Industrial & Other	27,537	28,527
Firm Transportation	30,934	22,580

Total Firm Customers	493,438	488,948
Interruptible	42	45

Total System Customers	493,480	488,993

Off System/Capacity Management*	42	40

Total Customers	493,522	489,033

*The number of customers represents those active during the last month of the period.
DEGREE DAYS
Actual	1,763	1,576
Normal	1,636	1,664

Percent of Normal	107.8%	94.7%

NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2011 FIRST-QUARTER EARNINGS; ISSUES FISCAL 2011 GUIDANCE

ENERGY SERVICES

	Three Months Ended
(Unaudited)	December 31,
(Thousands)	2010	2009
OPERATING REVENUES	$430,774	$347,477
Gas Purchases	429,315	297,457

GROSS MARGIN	1,459	50,020
Operation and maintenance expense	3,171	4,233
Depreciation and amortization	16	50
Energy and other taxes	294	547

OPERATING (LOSS) INCOME	($2,022)	$45,190

NET (LOSS) INCOME	($1,452)	$27,644

FINANCIAL MARGIN	$8,765	$9,165

NET FINANCIAL EARNINGS	$3,167	$2,494

GAS SOLD AND MANAGED Bcf	109.6	79.4

MIDSTREAM ASSETS

	Three Months Ended
(Unaudited)	December 31,
(Thousands)	2010	2009
EQUITY IN EARNINGS OF AFFILIATES	$3,620	$3,960

OPERATIONS AND MAINTENANCE EXPENSE	$142	$195

INTEREST EXPENSE	$808	$830

NET INCOME	$1,713	$1,876

CLEAN ENERGY VENTURES

	Three Months Ended
(Unaudited)	December 31,
(Thousands, except customers)	2010	2009

OPERATING REVENUES	$0	$0

OPERATING (LOSS)	($581)	$0

NET INCOME	$54	$0

RETAIL AND OTHER

	Three Months Ended
(Unaudited)	December 31,
(Thousands, except customers)	2010	2009

OPERATING REVENUES	$8,126	$6,044

OPERATING (LOSS)	($587)	($1,857)

NET (LOSS)	($160)	($962)

NET FINANCIAL (LOSS)	($160)	($459)

Total Customers at December 31, 2010	133,007	144,019